Exhibit 99.1

EXECUTION VERSION

SETTLEMENT, ASSIGNMENT AND ACCEPTANCE AGREEMENT

This SETTLEMENT, ASSIGNMENT AND ACCEPTANCE AGREEMENT (the “Agreement”) is made as of this 2nd day of September 2022 (the “Execution Date”), by and between (i) Natin Paul, (ii) the Reorganized Debtors (as defined below), (iii) World Class Holdings I, LLC (“WCH”) (iv) the Adversary Defendants (as defined below), (v) Princeton Capital Corporation (“Princeton” or “Assignor”), and (vi) Phoenix Lending, LLC (the “Assignee”). Natin Paul, the Reorganized Debtors, WCH and the Adversary Defendants are referred to collectively as the “Great Value Parties”), The Great Value Parties and Princeton are referred to collectively as the “Settlement Parties” and the Assignor and the Assignee are referred to collectively as the “Assignment Parties,” together with the Settlement Parties, the “Parties.”

RECITALS

WHEREAS, Capital Point Partners II, L.P. (“CPP”), a predecessor-in-interest to the Assignor, Great Value Storage, LLC (“Great Value”), and World Class Capital Group, LLC (“WCCG”) are parties to that certain Note Purchase Agreement, dated July 31, 2012, as amended from time to time (so amended, the “Note Purchase Agreement”);

WHEREAS, pursuant to the Note Purchase Agreement, Great Value issued to CPP (a) that certain Senior Secured Promissory Note, dated July 31, 2012 (“Note A”) in the principal amount of $2,000,000, (b) that certain Senior Secured Promissory Note, dated July 31, 2012 (“Note B”) in the principal amount of $500,000 and (c) that certain Senior Secured Promissory Note, dated November 12, 2014 (“Note C” and together with Note A and Note B, the “Notes”) in the principal amount of $3,100,000. The Note Purchase Agreement, the Notes and each other document, agreement, instrument or certificate executed in connection therewith or pursuant thereto are hereinafter referred to as the “Transaction Documents.”

WHEREAS, Pursuant to that certain Assignment and Acceptance Agreement, dated March 13, 2015, CPP assigned all of its rights to and obligations under the Transaction Documents to Princeton.

WHEREAS, Princeton asserted a default under the Transaction Documents and on March 14, 2019, commenced an action styled as Princeton Capital Corporation vs Great Value Storage LLC, et al. pending in the 165th District Court of Harris County, Texas (the “Texas District Court”), Case No. 2019-18855 (the “State Action”).

WHEREAS, the defendants in the State Action are Great Value, WCCG and Natin Paul, in his individual capacity (the “State Defendants”);

WHEREAS, Princeton alleged causes of action against the State Defendants in the State Action for, among other things, breach of the Notes (the “State Claims”);

WHEREAS, on March 9, 2021, the Texas District Court ordered that Great Value and World Class were liable to Assignor for contract damages of $9,759,713.84 and attorneys’ fees of $150,887.50 (the “Judgment”).

WHEREAS, certain of the parties against whom the Judgment was entered have appealed the Judgment.

WHEREAS, after the entry of the Judgment, Princeton obtained the appointment of Seth Kretzer, as receiver for GVS and WCCG (the “Receiver”); however, as of the Execution Date, the Receiver has made no distribution to Princeton on account of the Judgment.

WHEREAS, on June 17, 2021 and June 23, 2021, GVS Texas Holdings I, LLC and certain of its affiliates (collectively, the “Reorganized Debtors”)1 each filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”);

WHEREAS, the Reorganized Debtors’ bankruptcy cases are being jointly administered under Case No. 21-31121-MVL (the “Bankruptcy Cases”);

WHEREAS, in connection with the Promissory Notes and the Judgment, Princeton filed the following proofs of claim in the Bankruptcy Cases: (i) Claim No. 119-8 filed against GVS Portfolio I B, LLC; (ii) Claim No. 120-4 filed against GVS Portfolio I, LLC; (iii) Claim No. 121-78 filed against GVS Texas Holdings I, LLC; (iv) Claim No. 122-32 filed against GVS Texas Holdings II, LLC; (v) Claim No. 123-12 filed against GVS Ohio Holdings I, LLC; (vi) Claim No. 124-10 filed against GVS Ohio Holdings II, LLC; (vii) Claim No. 125-10 filed against WCH Mississippi Storage Portfolio I, LLC; (viii) Claim No. 126-6 filed against GVS Nevada Holdings I, LLC; (ix) Claim No. 127-7 filed against GVS Missouri Holdings I, LLC; (x) Claim No. 128-9 filed against New York Holdings I, LLC; (xi) Claim No. 129-8 filed against GVS Indiana Holdings I, LLC; (xii) Claim No. 130-7 filed against GVS Illinois Holdings I, LLC; (xiii) Claim No. 131-13 filed against GVS Tennessee Holdings I, LLC; (xix) Claim No. 132-7 filed against GVS Colorado Holdings I, LLC; and (xx) Claim No. 164-2 filed against GVS Portfolio I C, LLC (collectively, the “Princeton Proofs of Claim”);

WHEREAS, WCH and the Reorganized Debtors each filed objections to the Princeton Proofs of Claim in the Bankruptcy Cases (collectively the “Claim Objections”);

WHEREAS, on April 27, 2022, Princeton commenced an adversary proceeding in the Bankruptcy Court captioned Princeton Capital Corporation v. GVS Texas Holdings I, LLC, et al, Adv. Proceeding No. 22-03043 (the “Adversary Proceeding”) alleging causes of action against the Adversary Defendants2 (defined below) for, among other things, fraudulent transfer and breach of contract, (together with all causes of action in the Adversary Proceeding, the “AP Claims”);

[1]	The Reorganized Debtors in the chapter 11 cases are: GVS Texas Holdings I, LLC; GVS Texas Holdings II, LLC; GVS Portfolio I, LLC; GVS Portfolio I B, LLC; GVS Portfolio I C, LLC; WC Mississippi Storage Portfolio I, LLC; GVS Nevada Holdings I, LLC; GVS Ohio Holdings I, LLC; GVS Missouri Holdings I, LLC; GVS New York Holdings I, LLC; GVS Indiana Holdings I, LLC; GVS Tennessee Holdings I, LLC; GVS Ohio Holdings II, LLC; GVS Illinois Holdings I, LLC; and GVS Colorado Holdings I, LLC.

[2]	The defendants in the Adversary Proceeding are GVS Texas Holdings I, LLC; GVS Texas Holdings II, LLC; GVS Portfolio I, LLC; GVS Portfolio I B, LLC; GVS Portfolio I C, LLC; WC Mississippi Storage Portfolio I, LLC; GVS Nevada Holdings I, LLC; GVS Ohio Holdings I, LLC; GVS Missouri Holdings I, LLC; GVS New York Holdings I, LLC; GVS Indiana Holdings I, LLC; GVS Tennessee Holdings I, LLC; GVS Ohio Holdings II, LLC; GVS Illinois Holdings I, LLC; GVS Colorado Holdings I, LLC; World Class Capital Group, LLC; Great Value Storage, LLC; Natin Paul; Sheena Paul; Barbara Lee; Jason Rogers; WC Ohio Storage Portfolio I, LP; WC Texas Storage Portfolio I, LP; WC Texas Storage Portfolio II, GP, LLC; WC Memphis Storage II, LP; WC Ohio Storage Portfolio I GP, LLC; WC Ohio Storage Portfolio II TIC, LLC; WC Ohio Storage Portfolio II Equity, LLC; WC Texas Storage Portfolio III MM, LLC; WC Mississippi Storage Portfolio I MM, LLC; WC Illinois Storage Portfolio I, LLC; WC Illinois Storage Portfolio TIC, LLC; WC 4641 Production MM, LLC; WC New York Storage Portfolio I, LLC; WC 4641 Production, LLC; WC TSPIGP, LLC; WC Texas Storage Portfolio II, LP; WC Texas Storage Portfolio III Property, LLC; WC Texas Storage Portfolio III, LLC; WC San Benito Storage, LP; WC San Benito GP, LLC; WC Memphis Storage GP, LLC; WC Memphis Storage II GP, LLC; WC Las Vegas Storage, LP; WC Kansas City Storage, LP; WC Las Vegas Storage GP, LLC; World Class Real Estate LLC; WC Memphis Storage, LP; WC 7116 S IH 35, L.P.; WC 10013 RR 620 N, LP; WC 13825 FM 306, L.P.; WC Kansas City Storage GP, LLP; and John Does (collectively, the “Adversary Defendants”).

WHEREAS, certain of the Adversary Defendants have moved to dismiss the Complaint filed by Princeton that commenced the Adversary Proceeding due to, inter alia, the failure to state a claim upon which relief can be granted and the lack of jurisdiction of the Bankruptcy Court over the matter;

WHEREAS, recognizing the dispute between Princeton, the Reorganized Debtors and the other Adversary Defendants, pursuant to the Stipulation and Agreed Order with World Class Holdings I, LLC [Docket No. 873-B] filed in the Bankruptcy Cases, the Reorganized Debtors established a $15 million reserve for Princeton’s outstanding claims (the “Princeton Reserve”), which is held in trust by Fidelity National Title (the “Title Company”) pursuant to an escrow agreement and an Order of the Bankruptcy Court that does not permit disbursement of the Princeton Reserve absent a final, non-appealable order of the Bankruptcy Court or another court of competent jurisdiction;

WHEREAS, on August 22, 2022, Princeton and the Great Value Parties executed that certain settlement term sheet providing for the resolution of claims and issues between such parties and separately contemplated the negotiation and execution of a note purchase agreement in furtherance of that resolution. The terms and conditions in this Agreement are the culmination of the negotiations over such note purchase agreement and is new and separate from the settlement agreement discussed in the term sheet;

WHEREAS, the Parties have agreed to resolve, settle, and compromise all claims, demands, and differences between them, including, but not limited to, relating to the Bankruptcy Cases, the State Action, the State Claims, the Judgment, the Adversary Proceeding, the AP Claims, the Princeton Proofs of Claims, and the Claim Objections pursuant to the terms of this Agreement.

WHEREAS, as part of the resolution of the claims set forth in this Agreement, Princeton wishes to assign all of its rights to and obligations under the Transaction Documents and the Judgment to the Assignee on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions.

NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is acknowledged, and intending to be legally bound, the Parties agree as follows:

1.	Note and Judgment Assignment and Acceptance.

a.	Agreement of Assignor and Assignee.

i.	Upon the receipt by Assignor of the Settlement Payment in good funds, the Assignor hereby sells, transfers, conveys and assigns to the Assignee, and the Assignee hereby purchases, accepts, assumes, and undertakes from the Assignor all right and title to all rights, benefits, obligations, liabilities, and indemnities of the Assignor under and in connection with the (i) the Note Purchase Agreement, (ii) the Notes and (iii) the Judgment.

ii.	Upon the receipt by Assignor of the Settlement Payment in good funds, the Assignor hereby sells, transfers, conveys and assigns to the Assignee and the Assignee hereby accepts, assumes, and undertakes from the Assignor (i) all right and title to all rights, benefits, obligations, liabilities, and indemnities of the Assignor under and in connection with the other Transaction Documents and the Judgment, and (ii) except to the extent released pursuant to the provisions of this Agreement, all claims, suits, causes of action, and any other right of the Assignor against any person, whether known or unknown, arising under or in connection with any or each of the Transaction Documents, including, but not limited to, the Judgment and any and all contract claims, commercial tort claims, malpractice claims, statutory claims, and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above. For the avoidance of doubt, the parties hereto acknowledge and agree that the Assignor’s right and title to all rights and benefits under the Final Judgment Order signed by Judge Ursula Hall on March 4, 2021 in Princeton Capital Corporation v. Great Value Storage, LLC, World Class Capital Group, LLC and Natin Paul are included in item (ii) of the foregoing.

iii.	With effect on and after the Effective Date (as defined below), the Assignee shall be party to the Transaction Documents and succeed to all of the rights and be obligated to perform all of the obligations of the Assignor under the Transaction Documents and the Judgment. The Assignee agrees that on and after the Effective Date it will perform all obligations which by the terms of the Transaction Documents are required to be performed by it thereunder.

b.	Representations, Warranties and Covenants of Assignee and Assignor.

i.	The Assignor represents, warrants and covenants as of the Execution Date and the date when this Agreement becomes effective pursuant to section 3 herein (the “Effective Date”) that:

(a)	it is the legal and beneficial owners of the interests being assigned by the Assignor hereunder and that such interests are free and clear of any lien or other adverse claim;

(b)	it is duly organized and existing and it has the full power and authority to take, and have taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by the Assignor in connection with this Agreement and to fulfill its obligations hereunder;

(c)	no notices to, or consents, authorizations, or approvals of, any person are required (other than any already given or obtained and still in full force and effect) for its due execution, delivery, and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Transaction Documents, no further action by, or notice to, or filing with, any person is required for such execution, delivery, or performance;

(d)	this Agreement has been duly executed and delivered by the Assignor and constitutes the legal, valid, and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors’ rights and to general equitable principles;

(e)	the Assignor has received no distributions or payments in satisfaction of the Judgment from the Receiver, is not a party to or beneficiary of any agreements made with or by the Receiver and, after the Execution Date and the Assignor shall not accept any distributions or payments in satisfaction of the Judgment or make any other agreements with the Receiver in satisfaction of the Judgment or in relation to any fees or expenses that may be determined payable to the Receiver, unless otherwise agreed to by the Parties;

(f)	unless compelled to do so by a court of competent jurisdiction, the Assignor agrees it will make no statement regarding (i) any motion by the Assignee to terminate the receivership or (ii) the amount of fees to be awarded to the Receiver ;

(g)	the Assignor shall not take or support any action adverse to the World Class Release Parties in the Bankruptcy Court or any other court related to this Agreement, the Judgment or the settlement of disputes between the Settlement Parties unless such action relates to the enforcement of this Agreement including any provision hereof;

(h)	the Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition, or statements of Great Value or World Class, or the performance or observance by Great Value or World Class, of any of its obligations under the Transaction Documents or any other instrument or document furnished in connection therewith.

ii.	The Assignee represents, warrants and covenants as of the Execution Date and the Effective Date that:

(a)	it is duly organized and existing and has full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder;

(b)	no notices to, or consents, authorizations, or approvals of, any person are required (other than any already given or obtained and still in full force and effect) for its due execution, delivery, and performance of this Agreement; and apart from any agreements or undertakings or filings required by the Transaction Documents, no further action by, or notice to, or filing with, any person is required of them for such execution, delivery, or performance;

(c)	this Agreement has been duly executed and delivered by the Assignee and constitutes the legal, valid, and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization, and other laws of general application relating to or affecting creditors’ rights and to general equitable principles;

(d)	the Assignee has been advised that none of the Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available;

(e)	the Assignee is aware that the Assignor is under no obligation to effect any such registration with respect to the Notes or to file for or comply with any exemption from registration;

(f)	the Assignee is receiving the Notes from the Assignor for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act; and

(g)	the Assignee has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Notes, is able to incur a complete loss of such investment in the Notes and to bear the economic risk of such investment for an indefinite period of time.

c. Subject to the indemnification provisions in section 1.e, Assignee does not assume any liability or responsibility for any action taken by Assignor in connection with the Notes, the Transaction Documents or the Judgment taken prior to the Effective Date, with all such liabilities and responsibilities remaining with the Assignor.

d. The Assignor and the Assignee hereby agree to promptly execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents or instruments to Great Value and World Class, which may be required in connection with this Agreement under the Transaction Documents.

e. Assignee and the Reorganized Debtors hereby indemnify and hold Assignor harmless from any and all of the following, which only arise out of the assignment of the Note and assignment of the Judgment as set forth in section 1 hereof: (i) all claims, liabilities, damages, judgments, fines and penalties asserted by the Receiver or Great Value Parties, including the Adversary Defendants (“Losses”) that are determined by entry of a final, non-appealable order by the Bankruptcy Court or a court of competent jurisdiction to be Losses, except to the extent the same shall have been finally adjudicated in a court of competent jurisdiction to have been directly caused by Assignor’s gross negligence, fraud or willful misconduct; and (ii) reasonable expenses, including out-of-pocket, incidental expenses and reasonable legal fees and expenses incurred in connection with Losses (“Expenses” and together with the Losses, the “Indemnification Obligation”). The Indemnification Obligation shall be secured by $1 million dollars of the funds retained in the Princeton Reserve after payment of the Settlement Amount to Princeton, as contemplated by this Agreement (the “Indemnification Security”).3 The Indemnification Security shall be held by the Title Company and shall be disbursed either (i) upon submission thereto of joint written instructions executed by Princeton and the Great Value Parties, a form of which is attached hereto as Exhibit A or (ii) submission to the Title Company of a final, non-appealable order of the Bankruptcy Court authorizing and directing payment of all or portions of the Indemnification Obligation. Notwithstanding anything to the contrary in this section 1.e, the Indemnification Obligation shall not be applicable or enforceable against the Assignee or any Great Value Party to the extent any of the Indemnification Obligation is incurred as a result of the consent, acquiescence or other affirmative action of the Assignor. Notwithstanding anything to the contrary in this section 1.e, Princeton may periodically seek payment on account of an Expenses by filing a request for such payment to the Bankruptcy Court; provided, however, Assignor and the Great Value Parties reserve all rights with respect to any such request.

f. Assignor will be provided copies of all statements prepared by the Title Company when generated by the Title Company.

2. Settlement Payment. As consideration for the sale, assignment and transfer of the Notes and the Judgment and the in exchange for the dismissal of the actions described in section 4 and the releases described in sections 6 and 7 of this Agreement, upon the Effective Date, Assignee shall pay, or cause to be paid, to Princeton the amount of $11,372,698.89 (the “Settlement Amount”) from funds currently held in the Princeton Reserve. Within three (3) business after the Effective Date, the Title Company shall effectuate the Escrow Instructions and the date upon which the Title Company remits payment to Princeton shall be the “Payment Date.”

3. Settlement Effective Date. This Agreement shall become effective on the first day upon which all of the following conditions have been satisfied (the “Effective Date”):

a. the execution of this Agreement by all Parties;

b. the filing of a motion, mutually acceptable to the Parties, seeking the approval of this Agreement and directing the Title Company to release the Settlement Amount from the Princeton Reserve (the “Settlement Motion”)

c. The entry of a final, non-appealable Order4 by the Bankruptcy Court, mutually acceptable to the Parties, approving the Motion (including, without limitation the provisions contained in paragraph 5 of the order attached as Exhibit B) and Escrow Instructions, a form of which is attached hereto as Exhibit B (the “Settlement Order”);

[3]	For the avoidance of doubt, should a court of competent jurisdiction find that entry into this Agreement shall be deemed to be gross negligence, fraud or willful misconduct against the Receiver, no exclusion for such gross negligence, fraud or willful misconduct shall be applicable.

[4]	For the avoidance of doubt, no Party hereto will appeal the Settlement Order so long as this Agreement is approved by the Bankruptcy Court as drafted and executed.

d. Princeton and the Reorganized Debtors have delivered to the Title Company the Settlement Order and the Escrow Instructions, a copy of which is attached hereto as Exhibit C; along with Escrow Instructions to the Title Company, which will leave the Indemnity Security Escrow on deposit with the Title Company; and

e. Delivery to Title Company of the documents and evidence set forth in section 4 hereof.

f. Any of the foregoing provisions set forth in sections 3.a, 3.b, 3.c, 3.d, 3.e hereof may be waived upon the mutual written agreement of the Parties.

4. Conditions Precedent to Effective Date.

a. Unless otherwise agreed to by the Parties in writing, on or before September 9, 2022, Princeton shall deliver to the Title Company:

i.	duly endorsed promissory notes (or lost note affidavits) as applicable, and other Transaction Documents (including official correspondence and further documents delivered pursuant to the terms of the Transaction Documents), the transactions related thereto and the Judgment, along with information showing calculation of the Judgment, but only insofar as any of such information is available to Princeton;

ii.	notices of dismissal with prejudice in the Adversary Proceeding substantially in the form attached hereto as Exhibit D, which the Great Value Parties or the Assignee, as applicable, may file after the Effective Date;

iii.	notices of the assignment of the Notes and Judgment and substitutions of parties in any and all actions pending in any court (including actions against Natin Paul in his individual capacity) as such relate to the enforcement of the Notes or collection of the Judgment, which the Great Value Parties or the Assignee, as applicable, may file after the Effective Date, the form of which is attached hereto as Exhibit E; and

iv.	notices withdrawing the Princeton Proofs of Claim with prejudice which the Great Value Parties or the Assignee, as applicable, may file after the Effective Date, the form of which is attached hereto as Exhibit F.

b. The Title Company shall provide notice to the Parties of its receipt of the items set forth in section 4.a hereof.

5. Further Assurances. In addition to the requirements of section 1.d hereof, the Parties shall cooperate reasonably with each other and with the other’s respective representatives in connection with any steps required to be taken as part of their respective obligations under this Agreement, and shall (a) furnish upon request to each other such further information reasonably requested by the Assignee from time to time for the purposes of enforcing its rights under the Transaction Documents and the Judgment; (b) execute and deliver to each other such other documents; and (c) do such other acts and things, all as any other Party may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement, including but not limited to, with respect to the Escrow Instructions. The Parties shall cooperate with each other as necessary to obtain all consents and authorizations of third-parties, if any, to make all filings with and give all notices to third-parties which may be necessary or reasonably required in order to carry out the intent of this Agreement and the transactions contemplated hereby.

6. Release by the Great Value Parties. Effective upon the Payment Date, except as provided in Paragraph 8 or herein, Natin Paul, on behalf of himself as well as any persons he controls and any entities that he either owns or controls (in whole or in part), the Great Value Parties, WCCG, GVS and all of their respective officers, directors, members, managers, employees, insurers, advisory board members, and each of their successors, predecessors, beneficiaries, assigns, agents, attorneys, accountants, advisors, and representatives (the “World Class Release Parties”) hereby forever release Princeton, and each of its officers, directors, owners, members, managers, shareholders, subsidiaries, investment funds employees, insurers, and each of their successors, predecessors, beneficiaries, assigns, agents, attorneys, accountants, advisors, and representatives (the “Princeton Released Parties”) from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, and demands whatsoever, in law or equity, whether known or unknown, liquidated or unliquidated, which the World Class Released Parties ever had, now have or hereafter can, shall or may have against any of the Princeton Released Parties for any matter, cause, thing, or reason whatsoever as of the Effective Date, including but not limited to, for or arising out of, or related to, the Bankruptcy Cases, the State Action, the State Claims, the Judgment, the Adversary Proceeding, the AP Claims, the Princeton Proofs of Claims, the Claim Objections, and other actual or potential claims that were or could have been asserted in the State Action, Adversary Proceeding, or the Princeton Proofs of Claim; provided, however, the foregoing release shall not (i) apply to any claim or cause of action against any third-party, including the Receiver (excluding the Princeton Released Parties) seeking damages or the return or recovery of monies, properties or assets otherwise taken, seized, transferred, conveyed or otherwise removed from such party’s possession or control in connection with the efforts of any party to collect the Judgment on behalf of Princeton or (ii) result in the dismissal of any pending action or appeal of any action in which Princeton is a named party related to the Judgment (the “Appeal Actions”); provided, further, however, the World Class Release Parties shall not and shall be prohibited and enjoined from seeking any recovery (monetary or otherwise) from Princeton in connection with an Appeal Action.

7. Release by Princeton. Effective upon the Payment Date, except as provided in Paragraph 8, Princeton on behalf of itself and on behalf of each of the Princeton Released Parties, each hereby forever release and discharge Natin Paul, on behalf of himself as well as any persons he controls and any entities that he either owns or controls (in whole or in part), the Great Value Parties, WCCG, GVS, the State Defendants, the Adversary Defendants and their respective officers, directors, members, managers, employees, insurers, advisory board members, and each of their successors, predecessors, beneficiaries, assigns, agents, attorneys, accountants, advisors, and representatives (collectively, the “World Class Released Parties”) from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, damages, judgments, executions, and demands whatsoever, in law or equity, whether known or unknown, liquidated or unliquidated, which the Princeton Released Parties ever had, now have or hereafter can, shall or may have against any of the World Class Released Parties for any matter, cause, thing, or reason whatsoever as of the Effective Date, including but not limited to, for or arising out of, or related to, the Bankruptcy Cases, the State Action, the State Claims, the Judgment, the Adversary Proceeding, the AP Claims, the Princeton Proofs of Claims, the Claim Objections, and other actual or potential claims that were or could have been asserted in the State Action, Adversary Proceeding, or the Princeton Proofs of Claim save and except for the Indemnification Obligation.

8. Exceptions to Releases. Notwithstanding any language to the contrary in sections 6, and 7 hereof, or any other provision of this Agreement, the Parties agree and acknowledge that this Agreement and the releases provided herein does not release or waive: (a) any obligation of a Party arising under or created by this Agreement; (b) the Indemnification Obligation; or (c) any present or future claim, appeal or litigation by the Great Value Parties against the Receiver or its agents, attorney, or representatives.

9. Fees and Costs. Each Party and Assignment Party shall bear its own fees and costs in connection with the Adversary Proceeding, the Settlement Motion and this Agreement. For the avoidance of doubt there shall be no other cost and expenses due to Princeton whatsoever other than the Settlement Amount, except any amounts that may be due under the Indemnification Obligation.

10. Consultation with Counsel. Each of the Parties has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze and discuss all terms and conditions of this Agreement and all factual and legal matters relevant hereto with its counsel. Each of the Parties further acknowledges that it has actively and with full understanding participated in the negotiation of this Agreement and that this Agreement has been negotiated, prepared and executed without fraud, duress, undue influence or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party to this Agreement.

11. No Assignment. No Party has assigned any of its claims, rights, and/or remedies arising under or relating in any way to the litigation being resolved hereby or associated property to any third party.

12. No Admission of Wrongdoing. This Agreement constitutes a compromise of disputes between the Parties. Nothing contained herein shall constitute or be deemed to be an admission by any Party as to any matter unless specifically stated herein. Nothing in this Agreement, nor any of the negotiations or proceedings connected with the Agreement, nor any of the documents or statements contained or referred to therein shall be offered or received against any Party in any litigation as evidence of, or be construed as or be deemed to be evidence of, any concession or admission by any Party with respect to the truth of any fact alleged by any Party against the other or the validity of any claim or defense that has been or could have been asserted in any proceeding or litigation involving the Parties.

13. Time is of the Essence. Time is of the essence for all dates and/or time described in this this Agreement.

14. Remedies. The Parties agree that irreparable damage would occur in the event of a breach of any provision of this Agreement that would result in the failure of the Effective Date and Payment Date to occur and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the Parties acknowledge and agree that in the event of any breach or threatened breach of the covenants, agreements and obligations set forth in this Agreement, each Party shall be entitled to any injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations under this Agreement (including those conditions precedent set forth in section 4 hereof), in addition to any other remedy to which such party is entitled at law or in equity. Each Party hereby agrees not to raise any objections to the availability of specific performance to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations under this Agreement. Each Party hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any law to post a bond or other security as a prerequisite to obtaining equitable relief.

15. Miscellaneous.

a. Each of the Parties acknowledges, represents, and agrees that no promise, inducement or consideration has been offered or promised to any Party except as expressly set forth herein.

b. This Agreement is executed without reliance upon any statement or representation by any other Party or other Party’s attorneys or representatives concerning the nature and extent of any claims and/or damages or legal liability therefor.

c. No failure or delay by any party hereto in exercising any right, power, or privilege hereunder or under that settlement term sheet dated August 22, 2022 (the “Settlement Term Sheet”) shall operate as a waiver thereof, with all such rights, powers or privileges being expressly preserved, and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof or under the Settlement Term Sheet, which shall remain in force and effect.

d. All payments made hereunder shall be made without any set-off or counterclaim.

e. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile, electronic mail, or by any other electronic form of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement.

Signatures exchanged by email or facsimile transmission shall be deemed original signatures for all purposes and shall indicate and evidence such Party’s final and fully-enforceable agreement to the terms of this Agreement.

f. This Agreement constitutes the final and fully-integrated agreement of the Parties concerning the subject matter hereof and supersedes all prior or contemporaneous oral and written statements, understandings, and agreements between them or their counsel regarding the subject matter hereof. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall remain in full force and effect.

g. This Agreement shall be governed by the laws of the State of Texas without regard to any choice of law analysis that might call for application of some different law. The Parties each irrevocably submits to the non-exclusive jurisdiction and venue of the United States Bankruptcy Court for the Northern District of Texas, Dallas Division over any suit, action, or proceeding arising out of or relating to any dispute and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

h. This Agreement may not be modified except in a writing signed by each of the Parties and no Party shall be entitled to rely on any other manner of attempted modification, which shall be void (and not merely voidable).

i. No Party has assigned or purported to assign any claim that otherwise would be released or discharged by this Agreement.

j. The captions of Sections herein are intended for convenience only and shall not be used in any way to interpret the contents of such Section.

k. In the event of any dispute between the parties arising out of, under, or in connection with this Agreement, the Transaction Documents, any related documents and agreements, or any course of conduct, course of dealing, or statements (whether oral or written) (collectively, the “Disputes”), the prevailing party shall be entitled to recover all of its reasonable costs and attorneys’ fees incurred in such dispute, in addition to all other sums that it may be entitled.

l. This Agreement is enforceable regardless of whether or not the Appeal Actions are decided in favor of any or all of the Great Value Parties.

m. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON ANY DISPUTE.

16. Authority. Each Party and each signatory below represents that the signatory has all necessary authority to enter into the terms of this Agreement on behalf of the Party for which she or he is signing and to bind that Party to the terms of this Agreement. The Parties acknowledge that the other Party is specifically relying on these representations in entering into this Agreement and that the Parties’ respective signatories have apparent and inherent authority to bind the Parties to the terms of this Agreement.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the Parties have hereunto signed their names on the dates indicated.

NATIN PAUL, ON BEHALF OF HIMSELF INDIVIDUALLY AND ON BEHALF OF ALL ENTITIES THAT HE EITHER OWNS OR CONTROL (IN WHOLE OR IN PART)

/s/ Natin Paul
Name:	Natin Paul
Title:	Authorized Representative
Date:	September 2 , 2022

Settlement, Acceptance and Assignment Agreement Signature Pages

IN WITNESS WHEREOF, the Parties have hereunto signed their names on the dates indicated.

NATIN PAUL,ON BEHALF OF HIMSELF INDIVIDUALLY AND ON BEHALF OF ALL ADVERSARY DEFENDANTS

/s/ Natin Paul
Name:	Natin Paul
Title:	Authorized Representative
Date:	September 2 , 2022

Settlement, Acceptance and Assignment Agreement Signature Pages

IN WITNESS WHEREOF, the Parties have hereunto signed their names on the dates indicated.

NATIN PAUL ON BEHALF OF THE REORGANIZED DEBTORS

/s/ Natin Paul
Name:	Natin Paul
Title:	Manager
Date:	September 2, 2022

Settlement, Acceptance and Assignment Agreement Signature Pages

IN WITNESS WHEREOF, the Parties have hereunto signed their names on the dates indicated.

WORLD CLASS HOLDINGS I, LLC

/s/ Natin Paul
Name:	Natin Paul
Title:	Manager
Date:	September 2, 2022

Settlement, Acceptance and Assignment Agreement Signature Pages

IN WITNESS WHEREOF, the Parties have hereunto signed their names on the dates indicated.

PRINCETON CAPITAL CORPORATION ON BEHALF OF ITSELF AND THE PRINCETON RELEASED PARTIES

/s/ Mark S. DiSalvo
By:	Mark S. DiSalvo
Title:	Chief Executive Officer
Dated:	September 2, 2022

Settlement, Acceptance and Assignment Agreement Signature Pages

IN WITNESS WHEREOF, the Parties have hereunto signed their names on the dates indicated.

PHOENIX LENDING LLC

/s/ Mickey Altman
Name:	Mickey Altman
Title:	Vice President
Date:	September 2, 2022

Settlement, Acceptance and Assignment Agreement Signature Pages

Exhibit A

Form of Indemnity Security Escrow Release Instructions

[To Be Submitted By Parties]

Exhibit A – Form of Indemnity Security Escrow Release Instructions

Exhibit B

Form of Settlement Order

Exhibit B – Form of Settlement Order

UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	Chapter 11

GVS TEXAS HOLDINGS I, LLC et al [1]	Case No. 21-31121-MVL

Reorganized Debtors	(Jointly Administered)

[1]	The Reorganized Debtors in these chapter 11 cases, along with the last four digits of each Reorganized Debtor’s federal tax identification number, as applicable, are: GVS Texas Holdings I, LLC (7458); GVS Texas Holdings II, LLC (1225); GVS Portfolio I, LLC (6441); GVS Portfolio I B, LLC (7171); GVS Portfolio I C, LLC (3093); WC Mississippi Storage Portfolio I, LLC (0423); GVS Nevada Holdings I, LLC (4849); GVS Ohio Holdings I, LLC (6449); GVS Missouri Holdings I, LLC (5452); GVS New York Holdings I, LLC (5858); GVS Indiana Holdings I, LLC (3929); GVS Tennessee Holdings I, LLC (5909); GVS Ohio Holdings II, LLC (2376); GVS Illinois Holdings I, LLC (9944); and GVS Colorado Holdings I, LLC (0408). The location of the Reorganized Debtors’ service address is: 814 Lavaca Street, Austin, Texas 78701.

Upon consideration of the Emergency Motion Pursuant to Bankruptcy Rule 9019 for Entry of an Order Approving a Settlement and Compromise Between Princeton Capital Corporation and the Reorganized Debtors (the “Emergency Motion”)2 requesting that the Court approve the Settlement Agreement3 pursuant to Bankruptcy Rule 9019 and the related Escrow Instructions4 to the Title Company, the Court (1) having considered the Emergency Motion; (2) finding that (a) notice of the Emergency Motion was good and sufficient upon the particular circumstances and that no other or further notice need be given, (b) the Emergency Motion is a core proceeding under 28 U.S.C. § 157(b), (c) the Court has jurisdiction over this matter pursuant to 28 U.S.C. §§ 157 and 1334, and (d) venue is proper pursuant to 28 U.S.C. §§ 1408 and 1409; (3) finding that the Parties demonstrated both (a) good, sufficient, and sound business purposes and justifications for the Settlement Agreement and the transactions, compromises, and releases provided therein, and (b) compelling circumstances for approval of the Settlement Agreement pursuant to Bankruptcy Rule 9019; (4) finding that the terms of the Settlement Agreement are fair and reasonable, falling above the lowest point in the range of reasonableness, and are in the best interests of the Parties and the Reorganized Debtors’ stakeholders as a whole; (5) having weighed the probability of success in litigation, the complexity of the litigation involved, and the expense, inconvenience, and delay necessarily attending to it, and taken into account the paramount interest of alleged creditors and, based on all of the foregoing, the Court has determined that the relief requested in the Emergency Motion is fair and equitable, in the best interests of the Parties, and should be approved in all respects; (6) finding that (a) in the absence of the Settlement Agreement, the Defendants face considerable litigation expense, risk, and delay, (b) the disputes between the Parties involve numerous legal and factual issues, and judicial resolution of these disputes will require additional, extensive and costly briefing and discovery, (c) even if the Defendants were successful in litigating against any claims, a judgment obtained may be subject to appeal with no guarantee as to the ultimate outcome, (d) there is no doubt that the Parties’ combined legal expenditures during a protracted litigation process would be substantial and further forestall any disbursement of the Princeton Reserve to any of the Parties, and (e) the Settlement Agreement resolves the Parties’ disputes now without the need for additional costly, uncertain litigation; and good and sufficient cause appearing therefor,

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Emergency Motion or Settlement Agreement, as applicable.

[3]	The Settlement Agreement is attached hereto as Exhibit 1.

[4]	The Escrow Instructions are attached hereto as Exhibit 2.

2

IT IS HEREBY ORDERED THAT:

1.	The Emergency Motion is hereby GRANTED.

2.	The Settlement Agreement is approved in its entirety.

3.	Notwithstanding anything to the contrary in the Amended Order Granting World Class Holdings I, LLC’s Motion to Confirm Reinstatement of Natin Paul as Sole Officer of the Reorganized Debtors [Docket No. 1377] (the “Reinstatement Order”), including, but not limited to, paragraph 5(b) thereof, on the Effective Date, the Title Company shall wire (a) the Settlement Amount of $11,372,698.89 from the Princeton Reserve to Princeton and (b) $2,627,301.11 from the Princeton Reserve to the entity or party designated by the Defendants pursuant to this Order and the Escrow Instructions in a form substantially similar to the form attached hereto as Exhibit 2 . The remainder of the Princeton Reserve, in the amount of $1 million, shall be distributed in accordance with those certain instructions annexed as Exhibit A5 to the Settlement Agreement (the “Indemnity Security Escrow Release Instructions”). For the avoidance of any doubt, this Order shall be deemed a final, non-appealable order for purposes of paragraph 5(b) of the Reinstatement Order.

[5]	The Settlement Agreement that will be attached to the final order shall have the final version of the Indemnity Security Escrow Release Instructions attached thereto as Exhibit A.

3

4. The Escrow Instructions attached hereto as Exhibit 2 are approved by this Court, and the Title Company shall comply with this Order and the Escrow Instructions no later than one (1) business day after receipt of the Escrow Instructions sent to the Title Company by counsel for Princeton via hand delivery. The hand delivered Escrow Instructions shall be signed by the hand of Judith W. Ross or Frances Smith, counsel for Princeton. The hand delivered Escrow Instructions shall be signed digitally on behalf of the Defendants. The hand delivered Escrow Instructions shall be substantially identical to the Escrow Instructions attached to this Order as Exhibit 2. The hand delivered Escrow Instructions shall include copies of this Order and the Reinstatement Order, entered in the chapter 11 cases, both physically attached to the hand delivered Escrow Instructions. If any of the requirements of this Paragraph 4 are not fully satisfied, then the Title Company is directed by this Court to disburse no funds from the Princeton Reserve; provided, however, that the Indemnity Security Escrow Release Instructions shall not be subject to this Paragraph 4. In the event that all requirements of this Paragraph 4 are fully satisfied, then immediately upon receipt of the hand delivered Escrow Instructions, the Title Company shall notify counsel for Princeton and the Defendants via email (at email addresses included in the Escrow Instructions) that the Title Company received the hand delivered Escrow Instructions in compliance with this Paragraph 4, and counsel for Princeton and Defendants shall then immediately provide the Title Company with their respective wire instructions via email in accordance with the Escrow Instructions.

5. Notwithstanding anything in the Reinstatement Order to the contrary, it is hereby ordered that Mr. Natin Paul, any family member of Mr. Natin Paul, any affiliate of Mr. Natin Paul,4 and any person acting at Mr. Natin Paul’s direction, shall not seek removal of or to remove from the Title Company the Remaining Reserves (as defined in the Reinstatement Order) (exclusive of the Princeton Reserve that is to be released pursuant to the term of this Order) until further Order of this Court.

4

6. Notwithstanding the foregoing, the funds reserved for the Receiver Claims may be disbursed upon (1) the filing in this Court of a final, non-appealable order of the Texas state district court in the Princeton Capital Corporation vs Great Value Storage LLC, et. al. pending in the 165th District Court of Harris County, Texas, case no. 2019-18855 (the “Princeton Lawsuit”) awarding the Receiver fees and expenses pursuant to the Order Appointing Receiver in the Princeton Lawsuit (the “Receiver Award”) and (2) a subsequent final, non-appealable Order of this Court directing the Title Company to disburse funds in the amount of the Receiver Award to the Receiver less any amounts that the Receiver has collected that the state court approves the Receiver to apply to his total fees and expenses in connection with the Princeton Lawsuit; provided, however, that this paragraph shall only be effective if the Receiver files a motion to dismiss adversary proceeding in this Case, with prejudice and files a notice of withdrawal of any proofs of claims with prejudice the seek to collect the Receiver Award, within three business days of the entry of this Order. The Reinstatement Order shall remain in full force and affect except as modified herein.

7. Notice of the Emergency Motion as provided therein shall be deemed good and sufficient notice of such Emergency Motion under the circumstances and the requirements of the Bankruptcy Rules and the Local Rules are satisfied by such notice.

8. Notwithstanding the applicability of any Bankruptcy Rules, the terms and conditions of this Order shall not be stayed and shall be immediately effective and enforceable upon its entry.

9. The Defendants are authorized to take all such actions as are necessary or appropriate to implement the terms of this Order.

10. This Court shall retain jurisdiction over all matters arising from or related to the interpretation or implementation of this Order.

# # # END OF ORDER # #

5

Exhibit C

Form of Settlement Payment Escrow Release Instructions

[To Be Submitted By Parties]

Exhibit C – Form of Settlement Payment Escrow Release Instructions

Exhibit D

Form of Notice of Dismissal of Adversary Proceeding

Exhibit D – Form of Notice of Dismissal of Adversary Proceeding

Judith W. Ross

State Bar No. 21010670

Jessica L. Voyce Lewis

State Bar No. 24060956

ROSS & SMITH, PC

700 N. Pearl Street, Suite 1610

Dallas, TX 75201

Phone: 214-377-7879

Fax: 214-377-9409

Email: judith.ross@judithwross.com

Email: jessica.lewis@judithwross.com

COUNSEL FOR PRINCETON CAPITAL CORPORATION

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	§	Chapter 11
§
GVS TEXAS HOLDINGS I, LLC, et al.,1	§	Case No. 21-31121-MVL
§
Debtors.	§	(Jointly Administered)
§
§
PRINCETON CAPITAL CORPORATION,	§
	§	Adv. No. 22-03043
Plaintiff,	§
§
v.	§
§
GVS TEXAS HOLDINGS I, LLC, et al.,[2]	§

[1]	The Reorganized Debtors in these chapter 11 cases, along with the last four digits of each Reorganized Debtor’s federal tax identification number, as applicable, are: GVS Texas Holdings I, LLC (7458); GVS Texas Holdings II, LLC (1225); GVS Portfolio I, LLC (6441); GVS Portfolio I B, LLC (7171); GVS Portfolio I C, LLC (3093); WC Mississippi Storage Portfolio I, LLC (0423); GVS Nevada Holdings I, LLC (4849); GVS Ohio Holdings I, LLC (6449); GVS Missouri Holdings I, LLC (5452); GVS New York Holdings I, LLC (5858); GVS Indiana Holdings I, LLC (3929); GVS Tennessee Holdings I, LLC (5909); GVS Ohio Holdings II, LLC (2376); GVS Illinois Holdings I, LLC (9944); and GVS Colorado Holdings I, LLC (0408) (collectively, the “Reorganized Debtors”). The location of the Reorganized Debtors’ service address is: 814 Lavaca Street, Austin, Texas 78701.

[2]	The Defendants in this adversary proceeding are: GVS Texas Holdings I, LLC; GVS Texas Holdings II, LLC; GVS Portfolio I, LLC; GVS Portfolio I B, LLC; GVS Portfolio I C, LLC; WC Mississippi Storage Portfolio I, LLC; GVS Nevada Holdings I, LLC; GVS Ohio Holdings I, LLC; GVS Missouri Holdings I, LLC; GVS New York Holdings I, LLC; GVS Indiana Holdings I, LLC; GVS Tennessee Holdings I, LLC; GVS Ohio Holdings II, LLC; GVS Illinois Holdings I, LLC; GVS Colorado Holdings I, LLC; World Class Capital Group, LLC; Great Value Storage, LLC; Natin Paul; Sheena Paul; Barbara Lee; Jason Rogers; WC Ohio Storage Portfolio I, LP; WC Texas Storage Portfolio I, LP; WC Texas Storage Portfolio II, GP, LLC; WC Memphis Storage II, LP; WC Ohio Storage Portfolio I GP, LLC; WC Ohio Storage Portfolio II TIC, LLC; WC Ohio Storage Portfolio II Equity, LLC; WC Texas Storage Portfolio III MM, LLC; WC Mississippi Storage Portfolio I MM, LLC; WC Illinois Storage Portfolio I, LLC; WC Illinois Storage Portfolio TIC, LLC; WC 4641 Production MM, LLC; WC New York Storage Portfolio I, LLC; WC 4641 Production, LLC; WC TSPIGP, LLC; WC Texas Storage Portfolio II, LP; WC Texas Storage Portfolio III Property, LLC; WC Texas Storage Portfolio III, LLC; WC San Benito Storage, LP; WC San Benito GP, LLC; WC Memphis Storage GP, LLC; WC Memphis Storage II GP, LLC; WC Las Vegas Storage, LP; WC Kansas City Storage, LP; WC Las Vegas Storage GP, LLC; World Class Real Estate LLC; WC Memphis Storage, LP; WC 7116 S IH 35, L.P.; WC 10013 RR 620 N, LP; WC 13825 FM 306, L.P.; WC Kansas City Storage GP, LLP; and John Does.

§
Defendants.	§
§
WORLD CLASS HOLDINGS I, LLC	§
§
Intervenor.	§
§

NOTICE OF DISMISSAL WITH PREJUDICE

PLEASE TAKE NOTICE THAT Princeton Capital Corporation, by its undersigned attorneys, in the above-captioned adversary proceeding (this “Adversary Proceeding”), dismisses this Adversary Proceeding with prejudice as ordered by the Court in the Order of Dismissal of

Adversary Proceeding [Docket No. ___].

DATED: _________, 2022	Respectfully submitted,
Dallas, Texas
/s/ DRAFT
Judith W. Ross
State Bar No. 21010670
Jessica L. Voyce Lewis
State Bar No. 24060956
ROSS & SMITH, PC
700 N. Pearl Street, Suite 1610
Dallas, TX 75201
Phone: 214-377-7879
Fax: 214-377-9409
Email: judith.ross@judithwross.com
Email: jessica.lewis@judithwross.com

COUNSEL FOR PRINCETON CAPITAL
CORPORATION

2

CERTIFICATE OF SERVICE

I hereby certify that on this __________, 2022, I caused a true and correct copy of the foregoing to be filed and served through ECF notification upon all parties who receive notice in this matter pursuant to the Court’s CM/ECF filing system.

/s/ DRAFT
Judith W. Ross

Exhibit E

Form of Notice of Assignment of Judgment and Substitution of Parties

[To Be Submitted By Parties]

Exhibit E – Form of Notice of Assignment of Judgment and Substitution of Parties

Exhibit F

Form of Notice of Withdrawal of Proofs of Claim

Exhibit F – Form of Notice of Withdrawal of Proofs of Claim

Judith W. Ross

State Bar No. 21010670

Jessica L. Voyce Lewis

State Bar No. 24060956

ROSS & SMITH, PC

700 N. Pearl Street, Suite 1610

Dallas, TX 75201

Phone: 214-377-7879

Fax: 214-377-9409

Email: judith.ross@judithwross.com

Email: jessica.lewis@judithwross.com

COUNSEL FOR PRINCETON CAPITAL CORPORATION

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE NORTHERN DISTRICT OF TEXAS

DALLAS DIVISION

In re:	Chapter 11

GVS TEXAS HOLDING I, LLC et al [1]	Case No. 21-31121-MVL

Reorganized Debtors	(Jointly Administered

NOTICE OF WITHDRAWAL OF PROOFS OF CLAIM

PLEASE TAKE NOTICE THAT Princeton Capital Corporation (“Princeton”), by its undersigned attorneys, in the above-captioned jointly administered bankruptcy cases, respectfully withdraws with prejudice the following amended proofs of claim filed by Princeton on January 21, 2022:

i.	Proof of Claim No. 119-8 filed against GVS Portfolio I B, LLC;[2]

ii.	Proof of Claim No. 120-4 filed against GVS Portfolio I, LLC;[3]

iii.	Proof of Claim No. 121-78 filed against GVS Texas Holdings I, LLC;[4]

iv.	Proof of Claim No. 122-32 filed against GVS Texas Holdings II, LLC;[5]

[1]	The Reorganized Debtors in these chapter 11 cases, along with the last four digits of each Reorganized Debtor’s federal tax identification number, as applicable, are: GVS Texas Holdings I, LLC (7458); GVS Texas Holdings II, LLC (1225); GVS Portfolio I, LLC (6441); GVS Portfolio I B, LLC (7171); GVS Portfolio I C, LLC (3093); WC Mississippi Storage Portfolio I, LLC (0423); GVS Nevada Holdings I, LLC (4849); GVS Ohio Holdings I, LLC (6449); GVS Missouri Holdings I, LLC (5452); GVS New York Holdings I, LLC (5858); GVS Indiana Holdings I, LLC (3929); GVS Tennessee Holdings I, LLC (5909); GVS Ohio Holdings II, LLC (2376); GVS Illinois Holdings I, LLC (9944); and GVS Colorado Holdings I, LLC (0408). The location of the Reorganized Debtors’ service address is: 814 Lavaca Street, Austin, Texas 78701.

[2]	Amends Proof of Claim No. 119-5.

[3]	Amends Proof of Claim No. 120-2.

[4]	Amends Proof of Claim No. 121-62.

[5]	Amends Proof of Claim No. 122-24.

v.	Proof of Claim No. 123-12 filed against GVS Ohio Holdings I, LLC;[6]

vi.	Proof of Claim No. 124-10 filed against GVS Ohio Holdings II, LLC;[7]

vii.	Proof of Claim No. 125-10 filed against WC Mississippi Storage Portfolio I, LLC;[8]

viii.	Proof of Claim No. 126-6 filed against GVS Nevada Holdings I, LLC;[9]

ix.	Proof of Claim No. 127-7 filed against GVS Missouri Holdings I, LLC;[10]

x.	Proof of Claim No. 128-9 filed against GVS New York Holdings I, LLC;[11]

xi.	Proof of Claim No. 129-8 filed against GVS Indiana Holdings I, LLC;[12]

xii.	Proof of Claim No. 130-7 filed against GVS Illinois Holdings I, LLC;[13]

xiii.	Proof of Claim No. 131-13 filed against GVS Tennessee Holdings I, LLC;[14]

xiv.	Proof of Claim No. 132-7 filed against GVS Colorado Holdings I, LLC;[15] and

xv.	Proof of Claim No. 164-2 filed against GVS Portfolio I C, LLC.[16]

[6]	Amends Proof of Claim No. 123-7.

[7]	Amends Proof of Claim No. 124-5.

[8]	Amends Proof of Claim No. 125-4.

[9]	Amends Proof of Claim No. 126-3.

[10]	Amends Proof of Claim No. 127-4.

[11]	Amends Proof of Claim No. 128-5.

[12]	Amends Proof of Claim No. 129-4.

[13]	Amends Proof of Claim No. 130-3.

[14]	Amends Proof of Claim No. 131-9.

[15]	Amends Proof of Claim No. 132-3.
[16]	Amends Proof of Claim No. 164-1.

2

DATED: _________, 2022	Respectfully submitted,
Dallas, Texas
/s/ DRAFT
Judith W. Ross
State Bar No. 21010670
Jessica L. Voyce Lewis
State Bar No. 24060956
ROSS & SMITH, PC
700 N. Pearl Street, Suite 1610
Dallas, TX 75201
Phone: 214-377-7879
Fax: 214-377-9409
Email: judith.ross@judithwross.com
Email: jessica.lewis@judithwross.com

COUNSEL FOR PRINCETON CAPITAL
CORPORATION

3

CERTIFICATE OF SERVICE

I hereby certify that on this __________, 2022, I caused a true and correct copy of the foregoing to be filed and served through ECF notification upon all parties who receive notice in this matter pursuant to the Court’s CM/ECF filing system.

/s/ DRAFT
Judith W. Ross